Calculation of Filing Fee Tables
S-8
908 Devices Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share, reserved for future issuance under the Registrant's 2020 Stock Option and Incentive Plan	Other	1,452,875	$ 6.65	$ 9,661,618.75	0.0001381	$ 1,334.27
2	Equity	Common Stock, $0.001 par value per share, reserved for future issuance under the Registrant's 2026 Inducement Plan	Other	1,000,000	$ 6.65	$ 6,650,000.00	0.0001381	$ 918.37
Total Offering Amounts:						$ 16,311,618.75		$ 2,252.64
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,252.64
Offering Note
[1]	1(a) Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's common stock, $0.001 par value per share, (the "Common Stock") as reported on the Nasdaq Global Market on March 4, 2026. 1(b) Represents an automatic annual increase equal to the lesser of: (i) four percent (4%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31st, or (ii) such number of shares of Common Stock as determined by the Administrator (as defined in the 2020 Stock Option and Incentive Plan, (the "2020 Plan"). 1(c) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional Common Stock of the Registrant that becomes issuable under the 2020 Plan by reason of any share dividend, share split, recapitalization or any other similar transaction that results in an increase in the number of the Registrant's outstanding Common Stock.

[2]	2(a) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Market on March 4, 2026. 2(b) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional Common Stock of the Registrant that becomes issuable under the new hire inducement stock option award by reason of any share dividend, share split, recapitalization or any other similar transaction that results in an increase in the number of the Registrant's outstanding Common Stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A